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                                                                     EXHIBIT 4.1

                              eFunds Corporation
                       2001 EMPLOYEE STOCK PURCHASE PLAN



                           ARTICLE I.  INTRODUCTION
                                       ------------

          Section 1.01  Purpose.  The purpose of the eFunds Corporation 2001
                        -------
Employee Stock Purchase Plan (the "Plan") is to provide employees of eFunds Corporation, a Delaware corporation (the "Company"), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, par value $.01 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

          Section 1.02  Rules of Interpretation.  It is intended that the Plan
                        -----------------------
be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

          Section 1.03  Definitions.  For purposes of the Plan, the following
                        -----------
terms will have the meanings set forth below:

          "Acceleration Date" means the later of the date of stockholder
           -----------------
     approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or
     (iii) any plan of liquidation or dissolution of the Company.

          "Board" means the board of directors of the Company.
           -----
          "Committee" means the committee described in Section 10.01.
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          "Common Stock" means the Company's Common Stock, par value $.01 per
           ------------
     share, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

          "Company" means eFunds Corporation, a Delaware corporation, and its
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     successors by merger or consolidation as contemplated by Article XI herein.

          "Current Compensation" means all regular wage, salary, bonus, and
           --------------------
     commission payments paid by the Company or by a Participating Subsidiary to a Participant in accordance with the terms of his or her employment.

          "Fair Market Value" as of a given date means such value of the Common
           -----------------
     Stock as reasonably determined by the Committee, but shall not be less than
     (i) the last sale price if the Common Stock is then quoted on the Nasdaq National Market System, (ii) the average of the closing representative bid and asked prices of the Common Stock as reported on the Nasdaq National Market System on the date as of which the fair market value is being determined, or (iii) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03 and in connection therewith shall take such action as it deems necessary or advisable.

          "Participant" means a Regular Full-Time Employee who is eligible to
           -----------
     participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

          "Participating Subsidiary" means a Subsidiary which has been
           ------------------------
     designated by the Board or Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Full-Time Employees may participate in the Plan.

          "Plan" means the eFunds Corporation 2001 Employee Stock Purchase Plan,
           ----
     as may be amended from time to time, the provisions of which are set forth herein.

          "Purchase Period" means the approximate three-month period beginning
           ---------------
     on the first business day of each calendar quarter of each calendar year; provided, however, that the initial Purchase Period will commence on January 2, 2001 and will terminate on June 30, 2001. The Board of Directors of the Company shall have the power to change the duration of the Purchase Periods with respect to offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected.

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          "Regular Full-Time Employee" means an employee of the Company or a
           --------------------------
     Participating Subsidiary as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than 20 hours per week and excluding an employee who is customarily employed for five months or less in a calendar year.

          "Stock Purchase Account" means the account maintained on the books and
           ----------------------
     records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

          "Subsidiary" means any subsidiary corporation of the Company, as
           ----------
     defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

    ARTICLE II.  ELIGIBILITY AND PARTICIPATION; INTERNATIONAL PARTICIPANTS
                 ---------------------------------------------------------

          Section 2.01  Eligible Employees.  All Regular Full-Time Employees
                        ------------------
shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Regular Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Full-Time Employee. To the extent that the Committee determines that Treasury Regulation (S)1.401(K)-1(d)(2)(iv)(B)(4) applies to an eligible Regular Full-Time Employee, such Regular Full-Time Employee will not be eligible to participate in the Plan.

          Section 2.02  Election to Participate.  An eligible Regular Full-Time
                        -----------------------
Employee may elect to participate in the Plan for a given Purchase Period by submitting a subscription agreement and any other required documents provided by the Company (which authorize regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan) with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, no later than the fifteenth day of the month in advance of that Purchase Period, and in accordance with such terms and conditions as the Committee in its sole discretion may impose. Notwithstanding the foregoing, the Committee may set a later time for submission of the subscription agreement and any other required documents and may provide that the subscription agreement and any other required documents may be submitted electronically.

          Section 2.03  Untimely Election to Participate.  An eligible Regular
                        --------------------------------
Full-Time Employee who does not submit a subscription agreement and any other required documents provided by the Company (which authorize regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan) with the

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Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, no later than the fifteenth day of the month in advance of that Purchase Period, or such other date set by the Committee pursuant to Section 2.02, and in accordance with such terms and conditions as the Committee in its sole discretion may impose, shall not participate until complying with the requirements of Section 2.02.

          Section 2.04  Limits on Stock Purchase.  No employee shall be granted
                        ------------------------
any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all its Subsidiaries.

          Section 2.05  Voluntary Participation.  Participation in the Plan on
                        -----------------------
the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

          Section 2.06  International Participants.  The Committee shall have
                        --------------------------
the power and authority to allow employees of those Subsidiaries or other entities that are not Participating Subsidiaries, who work or reside outside of the United States on behalf of the Company an opportunity to acquire Common Stock pursuant to the Plan in accordance with such special terms and conditions as the Committee may designate with respect to each such Subsidiary. Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to each such Subsidiary, and which need not be the same for all Subsidiaries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of Participants, the purchase price of any shares to be acquired, the length of any purchase period, the maximum amount of contributions, credits or Stock which may be acquired by any Participant, and a Participant's rights in the event of his or her death, disability, withdrawal from the Plan, termination of employment on behalf of the Company and all matters related thereto. This
Section 2.06 is not subject to Section 423 of the Code or any other provision of the Plan which refers to or is based upon such Section. For tax purposes, this
Section 2.06 shall be treated as separate and apart from the balance of the Plan.

                   ARTICLE III.  PAYROLL DEDUCTIONS, COMPANY
                                 ---------------------------
                   CONTRIBUTIONS AND STOCK PURCHASE ACCOUNT
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          Section 3.01  Deduction from Pay.  The forms described in Section 2.02
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will permit a Participant to elect payroll deductions of any multiple of 1% but not less than 2% or more than 10% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease

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making payroll deductions at any time, subject to such limitations as the
Committee in its sole discretion may impose.

          Section 3.02  Adjustments of Deduction in Pay.  Participants may
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decrease or increase the rate of payroll deductions in accordance with Section
3.01 by submitting to the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, a new subscription agreement and any other required documents no later than the fifteenth day of the month in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose.

          Section 3.03  Credit to Account.  Payroll deductions will be credited
                        -----------------
to the Participant's Stock Purchase Account on each payday in accordance with Articles IV and V hereof.

          Section 3.04  Interest.  No interest will be paid upon payroll
                        --------
deductions or any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

          Section 3.06  Nature of Account.  The Stock Purchase Account is
                        -----------------
established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Subsidiary (as the case may be). The Company may use amounts credited to the Stock Purchase Account for any corporate purpose, and the Company shall not be obligated to segregate such amounts credited to the Stock Purchase Account.

          Section 3.07  No Additional Contributions.  Unless otherwise
                        ---------------------------
determined by the Committee, a Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                     ARTICLE IV.  RIGHT TO PURCHASE SHARES
                                  ------------------------

          Section 4.01  Number of Shares.  Each Participant will have the right
                        ----------------
to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole and fractional shares of Common Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 1,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Subsidiaries by any one
Participant for any calendar year.   If the purchases for all Participants would
otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number

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specified in Section 10.04, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.

          Section 4.02  Purchase Price.  The purchase price for any Purchase
                        --------------
Period shall be the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                         ARTICLE V.  EXERCISE OF RIGHT
                                     -----------------

          Section 5.01  Purchase of Stock.  On the last business day of a
                        -----------------
Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole and fractional shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, in advance of the date set forth in Section 6.01 and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

          Section 5.02  Return of Excess Credit Balance.  Any payroll deductions
                        --------------------------------
accumulated in each Participant's Stock Purchase Account which are not used to purchase full or fractional shares of Common Stock due to the limitations of
Section 4.01 shall be returned to the Participant as soon as practicable, after the end of the applicable Purchase Period, without interest.

          Section 5.03  Notice of Acceleration Date.  The Company shall use its
                        ---------------------------
best efforts to notify each Participant in writing within at least ten days of any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

               ARTICLE VI.  WITHDRAWAL FROM PLAN; SALE OF STOCK
                            -----------------------------------

          Section 6.01  Voluntary Withdrawal.  A Participant may, in accordance
                        --------------------
with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, a form provided for this purpose at least fifteen days prior to the end of the Purchase Period. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid, without interest, to the Participant in cash as soon as administratively possible. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until such eligible Regular Full-Time Employee subsequently files a timely election to re-enroll in the Plan pursuant to
Section 2.02.

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          Section 6.02  Death.  Subject to such terms and conditions as the
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Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, at least fifteen days prior to the end of the Purchase Period, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash as soon as administratively possible after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

          Section 6.03  Termination of Employment.  Subject to such terms and
                        -------------------------
conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Subsidiary, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, at least fifteen days prior to the end of the Purchase Period, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash as soon as administratively possible after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Subsidiary, participation in the Plan will cease on the date the Participant ceases to be a Regular Full-Time Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid in cash to the Participant as soon as administratively possible. For purposes of this Section 6.03, a transfer of employment to any Participating

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Subsidiary or a leave of absence which has been approved by the Committee will not be deemed a termination of employment as a Regular Full-Time Employee.

                       ARTICLE VII.  NONTRANSFERABILITY
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          Section 7.01  Nontransferable Right to Purchase.  The right to
                        ---------------------------------
purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

          Section 7.02  Nontransferable Account.  Except as provided in Section
                        -----------------------
6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

          Section 7.03  Nontransferable Shares.  Except as the Committee shall
                        ----------------------
otherwise permit, the Common Stock purchased by a Participant at the end of such Purchase Period pursuant to Section 5.01 may not be sold, assigned, transferred pledged or hypothecated prior to the first anniversary of the end of such Purchase Period in any way, and any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of such share or shares during such one year period will be null and void and without effect. Thereafter, a Stock certificate or other rights may be delivered in accordance with Section 8.04 hereof.

                     ARTICLE VIII.  COMMON STOCK ISSUANCE
                                    ---------------------

     Section 8.01  Issuance of Purchased Shares.  Promptly after the last day of
                   ----------------------------
each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased pursuant to Section 5.01 of the Plan to be issued for the benefit of the Participant and held in the Plan pursuant to Section 8.03 of the Plan.

     Section 8.02  Completion of Issuance.  A Participant shall have no interest
                   ----------------------
in the Common Stock purchased pursuant to Section 5.01 of the Plan until such Common Stock is issued for the benefit of the Participant pursuant to Section
8.03 of the Plan.

     Section 8.03  Form of Ownership.  The Common Stock issued under Section
                   -----------------
8.01 of the Plan will be held in the Plan in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company, until such time as certificates for such shares of Common Stock are delivered to or for the benefit

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of the Participant pursuant to Section 8.04 of the Plan.

     Section 8.04  Delivery.  At any time following the conclusion of the
                   --------
nontransferability period set forth in Section 7.03 of the Plan and subject to such terms and conditions as the Committee in its sole discretion may impose, by filing with the Company a form provided by the Company for such purpose, a Participant may elect to have the Company cause to be delivered to or for the benefit of the Participant a certificate for the number of whole shares, and cash for the number of fractional shares, representing the Common Stock purchased pursuant to Section 5.01 of the Plan. The election notice will be processed as soon as practicable after receipt.

     Section 8.05  Securities Laws.  The Company shall not be required to issue
                   ---------------
or deliver any shares of Common Stock until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of the Nasdaq National Market System or any stock exchange upon which the Common Stock may then be listed or admitted for trading), as may be determined by the Company to be applicable, are satisfied.

        ARTICLE IX.  EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN
                     -------------------------------------------------

          Section 9.01  Effective Date.  The Plan was approved by the Board of
                        --------------
Directors on December 8, 2000 and shall be approved by the stockholders of the Company within twelve months thereof.

          Section 9.02  Plan Commencement.  The initial Purchase Period under
                        -----------------
the Plan will commence on January 2, 2001. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03.

          Section 9.03  Powers of Board.   The Board of Directors may amend or
                        ---------------
discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without stockholder approval be made that: (i) requires stockholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company or (ii) permits the issuance of Common Stock before payment therefor in full.

          Section 9.04  Automatic Termination.  The Plan shall automatically
                        ---------------------
terminate when all of the shares of Common Stock provided for in Section 10.04 have been sold.

                          ARTICLE X.  ADMINISTRATION
                                      --------------

          Section 10.01 The Committee.  Subject to the provisions of Section
                         -------------
10.03, the Plan shall be administered by a committee (the "Committee") of two or more directors of the

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Company. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

          Section 10.02  Powers of Committee.  Subject to the provisions of the
                         -------------------
Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the documents by which a Participant elects to participate in the Plan pursuant to
Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

          Section 10.03  Power and Authority of the Board.  Notwithstanding
                         --------------------------------
anything to the contrary contained herein, the Board, at any time and from time to time, without any further action of the Committee, may exercise the powers and duties of the Committee under this Plan. Moreover, the Board shall have the right to delegate any or all of its rights and duties under the Plan (other than the authority to amend the Plan) to any committee of the Board.

          Section 10.04  Stock to be Sold.  The Common Stock to be issued and
                         ----------------
sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 2,275,000 shares.

Section 10.05  Notices.  Notices to the Committee should be addressed as
               -------
follows:

                         eFunds Corporation
                         7272 East Indian School Road
                         Scottsdale, AZ 85251
                         ATTN: Corporate Secretary

            ARTICLE XI.  ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY
                         ------------------------------------------

          Section 11.01  Stock Dividend or Reclassification.  If the outstanding
                         ----------------------------------
shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or otherwise, an appropriate

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adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

          Section 11.02  Merger or Consolidation.  If the Company is merged into
                         -----------------------
or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                         ARTICLE XII.  APPLICABLE LAW
                                       --------------

          Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Delaware.

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